As filed with the Securities and Exchange Commission on November 26, 2024

Registration No. 333-183497

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3/POS

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIDDLEFIELD BANC CORP.

(Exact name of registrant as specified in its charter)

Ohio	34-1585111
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062-0035

(440) 632-1666

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Ronald L. Zimmerly, Jr.

President and CEO

Middlefield Banc Corp.

15985 East High Street

Middlefield, Ohio 44062-0035

(440) 632-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Francis X. Grady, Esq.

Grady & Associates

20220 Center Ridge Road, Suite 300

Rocky River, Ohio 44116-3501

(440) 356-7255

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 of Middlefield Banc Corp., Inc. is to update the Prospectus. A fully updated Prospectus is being filed herewith.

Shares of Middlefield Banc Corp., Inc.’s Common Stock were previously registered under our Registration Statement on Form S-3 (Registration No. 333-183497), which is hereby combined with this Registration Statement pursuant to Rule 429 under the Securities Act. No additional securities are to be registered, and registration fees were paid upon filing of the original registration statement on Form S-3 (Registration No. 333-183497). Therefore, no further registration fee is required.

PROSPECTUS

Middlefield Banc Corp.

DIVIDEND REINVESTMENT PLAN

502,490 COMMON SHARES

Middlefield Banc Corp. is offering to holders of its common stock the opportunity to invest cash dividends and optional cash payments in additional shares of Middlefield common stock under the Dividend Reinvestment Plan. Any holder of record of Middlefield common stock is eligible to participate in the Plan. A participant in the Plan may purchase common stock by –

•	reinvesting cash dividends on all shares of Middlefield common stock held by the participant

•	reinvesting cash dividends on some of the shares held by the participant, while continuing to receive cash dividends on the remainder

•	making optional cash payments of at least $50 each, up to $50,000 annually

Participants will not pay brokerage commissions or fees for purchases of common stock under the Plan. Middlefield Banc Corp. bears the cost of administering the Plan.

If you are one of our employees (including employees of our subsidiaries or affiliates) and are eligible to participate in the Plan as a shareholder, you may also invest through payroll deductions.

Middlefield Banc Corp. common stock purchased under the Plan may be purchased from Middlefield, or on the open market, or otherwise from sources other than Middlefield. For shares purchased from Middlefield directly, the purchase price per share will be the average closing price over the three trading days immediately preceding the date of purchase. For shares purchased on the open market or from sources other than Middlefield, the purchase price will be the weighted average of the prices paid for the shares in all such purchases made on the applicable Investment Date (as defined in Question 10 of this prospectus).

Our common stock trades on the Nasdaq Capital Market under the ticker symbol “MBCN.” On November 22, 2024, the last reported sale price of our common stock was $31.72. Our principal executive offices are located at 15985 East High Street, Middlefield, Ohio.

The Middlefield Banc Corp. common stock offered hereby is not the obligation of or guaranteed or endorsed by any bank. It does not constitute a bank account or deposit. It is not Federally insured or protected by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other governmental agency.

Investment in Middlefield Banc Corp. common stock involves investment risks, including the possible loss of principal. Before investing in our common stock you should read carefully the information set forth under the heading “Risk Factors,” which appears on page 2, as well as the risk factors described in our Securities and Exchange Commission filings, including our annual report on Form 10-K.

None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. A representation to the contrary would be a criminal offense.

The date of this prospectus is November 26, 2024

ABOUT THIS PROSPECTUS

Please read this prospectus carefully. We recommend that if you purchase securities you keep this prospectus with your permanent investment records. This prospectus contains important investment information about the Plan. If you have any questions about the Plan, please call Computershare Trust Company, N.A., the Plan Administrator, toll free at 1-800-736-3001. An automated phone system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:30 a.m. to 6:00 p.m. Eastern time each business day. Computershare’s website is www.computershare.com/investor.

You should rely solely on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction in which the offer is prohibited. You should not assume that the information contained in this prospectus is accurate as of any date other than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference. Our business, financial condition, results of operations, and prospects could possibly have changed since those dates.

Unless the context otherwise requires, the terms “we,” “us,” “our”, “the Company,” “the Corporation,” “the Registrant” and “Middlefield” mean Middlefield Banc Corp. and references to the “Plan” mean our Dividend Reinvestment Plan.

RISK FACTORS

The purpose of the Plan is to provide a convenient and useful service for the Company’s shareholders. Nothing in this prospectus represents a recommendation by the Company or anyone else that a person buy or sell the Company’s common stock. We urge you to read this prospectus thoroughly before you make your investment decision regarding participation in the Plan.

Before you invest in the Company’s common stock, you should be aware that an investment in our common stock involves a variety of risks, including the risks and uncertainties described under the caption “Risk Factors” included in Part 1, Item 1A for our Annual Report on Form 10-K for the year ended December 31, 2023, any updates that may be described in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we may file in the future, all of which are incorporated by reference into this prospectus, and the risks described below:

•

There is no price protection for your shares in the Plan. Because you will not have the ability to control the price or timing of purchases of shares under the Plan, your investment in the shares held in the Plan will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to liquidate or otherwise dispose of shares in the Plan is subject to the terms of the Plan and to Plan withdrawal procedures. You could purchase or sell shares under the Plan at a price that is different from the price that would apply if instead you acquired or sold shares directly on the open market on the related dividend payment date, purchase date, or sale date.

•

We might not be able to pay dividends. Our board of directors has the discretion to declare dividends. If we are unable to maintain profitability, or if Federal or state bank regulatory agencies having supervisory authority over us or our subsidiaries impose dividend restrictions, or if the board of directors decides that dividends shall be suspended, we might not be able to make distributions to our stockholders.

In addition to considering these risks, you should carefully consider the cautionary statements under the heading “Cautionary Notice Regarding Forward Looking Statements.” You should consult your own financial, tax, legal, and other advisors about whether to participate in the Plan.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements (as defined in section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934) about Middlefield Banc Corp. and subsidiaries. Information incorporated in this document by reference, future filings by Middlefield Banc Corp. on Form 10-K, Form 10-Q, and Form 8-K, and future oral and written statements by Middlefield Banc Corp. and its management may also contain forward-looking statements. Forward-looking statements include statements about anticipated operating and financial performance, such as loan originations, operating efficiencies, loan sales, charge-offs and loan loss provisions, growth opportunities, interest rates, and deposit growth. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plan,” and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are necessarily subject to many risks and uncertainties. A number of things could cause actual results to differ materially from those indicated by the forward-looking statements. These include the factors we discuss immediately below, other factors discussed in our filings with the Securities and Exchange Commission (the “SEC”), and those presented elsewhere by our management from time to time. Many of the risks and uncertainties are beyond our control. The following factors could cause our operating and financial performance to differ materially from the plans, objectives, assumptions, expectations, estimates, and intentions expressed in forward-looking statements:

•

the strength of the United States economy in general and the strength of the local economies in which we conduct our operations; general economic conditions, either nationally or regionally, may be less favorable than we expect, resulting in deterioration in the credit quality of our loan assets, among other things

•	the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board

•	credit losses as a result of declining real estate values, increasing interest rates, increasing unemployment, changes in payment behavior or other factors

•	changes in the amount of our loan portfolio collateralized by real estate and weaknesses in the real estate market

•	increased cybersecurity risk, including potential business disruptions or financial losses

•	inflation, interest rate, market, and monetary fluctuations

•

the development and acceptance of new products and services of Middlefield Banc Corp. and subsidiaries and the perceived overall value of these products and services by users, including the features, pricing, and quality compared to competitors’ products and services

•	the willingness of users to substitute our products and services for those of competitors

•	the impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities, and insurance)

•	changes in consumer spending and saving habits

•

the potential effects of events beyond our control that may have a destabilizing effect on financial markets and the economy, such as epidemics and pandemics, war or terrorist activities, disruptions in our customers’ supply chains, disruptions in transportation, essential utility outages or trade disputes and related tariffs

•	the concentration of large deposits from certain customers, who have balances above current FDIC insurance limits

•	other risks and uncertainties detailed in the Annual Report on Form 10-K and, from time to time, in our other filings with the SEC

Forward-looking statements are based on our beliefs, plans, objectives, goals, assumptions, expectations, estimates, and intentions as of the date the statements are made. You should exercise caution because Middlefield cannot give any assurance that its beliefs, plans, objectives, goals, assumptions, expectations, estimates, and intentions will be realized. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

MIDDLEFIELD BANC CORP.

Incorporated in 1988 under the Ohio General Corporation Law, Middlefield is a bank holding company registered under the Bank Holding Company Act of 1956. Our principal executive offices are located at 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062-0035, and our telephone number is (440) 632-1666 or (888) 801-1666.

DIVIDEND REINVESTMENT PLAN

Middlefield’s Dividend Reinvestment Plan – referred to in this prospectus as the “Plan” – is set forth below in question and answer format.

Purpose

1. What is the Plan’s purpose? The Plan is designed to promote long-term ownership by investors who are committed to building their Middlefield stock ownership over time. The Plan provides holders of record of common stock with a simple and convenient method to invest cash dividends and optional cash payments in additional shares of common stock without paying brokerage commissions or fees.

Advantages

2. What are the Plan’s advantages? If you are an eligible shareholder of record and you wish to participate in the Plan, you may –

•	automatically reinvest all cash dividends on your shares of Middlefield common stock, or

•	automatically reinvest cash dividends on some of your shares of common stock, or

•

invest in additional shares of common stock by making optional cash payments of not less than $50 per payment, up to an aggregate maximum of $50,000 annually. You may make optional cash contributions if and only if you enroll for full or partial reinvestment of your dividends.

You will pay no commissions or fees for purchases under the Plan. You can avoid the need for safekeeping of certificates for common stock credited to your account. Periodic statements of account will provide simplified record keeping. Full investment of funds is possible under the Plan because fractions of common shares (computed to six decimal places) as well as whole common shares will be credited to your Plan account. Additionally, dividends will be paid both on whole shares and on fractional shares. Over time, reinvested dividends can have a compounding effect by earning dividends themselves.

Administration

3. Who administers the Plan? Computershare Trust Company, N.A., our stock transfer agent (hereinafter referred to as the “Plan Administrator”), administers the Plan for participants by maintaining records, sending account statements to participants and performing other duties relating to the Plan. Shares of common stock purchased under the Plan are registered in the name of the Plan Administrator’s nominee and are credited to the accounts of the participants in the Plan. The Plan Administrator acts in the capacity as agent for participants in the Plan. Middlefield may replace the Plan Administrator at any time within its sole discretion. If you have questions regarding the Plan, you may contact the Plan Administrator through any of the following methods:

•	Internet. You can obtain information on your Plan account online via Investor Center. To access Investor Center, please visit the Computershare website at www.computershare.com/investor.

•	Telephone. You can contact shareholder customer service toll-free within the United States and Canada at 1-800-736-3001 or outside the United States and Canada at 1-781-575-3100.

•	Writing. You can contact the Plan Administrator in writing through the following addresses:

Regular Mail: Computershare Trust Company, N.A. P.O. Box 43006 Providence, RI 02940-3006	Overnight Mail: Computershare Trust Company, N.A. 150 Royall Street Suite 101 Canton, MA 02021

Participation

4. Who is eligible to participate? If you are a holder of record of Middlefield common stock, you are eligible to participate in the Plan. If your shares are registered in a name other than your own (for example, in the name of a broker or bank nominee) but you wish to participate in the Plan, you must first become a shareholder of record by having shares transferred into your name.

Middlefield reserves the right to refuse to register or qualify its common stock or the offer or sale of the common stock in any state or jurisdiction if, in Middlefield’s sole judgment, the burden or costs of such registration or qualification are excessive. You will not be eligible to participate in the Plan if you reside in a state or jurisdiction in which it is unlawful for Middlefield to permit your participation. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction or to any person in which or to whom it is unlawful to make an offer or solicitation.

5. How does an eligible shareholder participate? You may elect to become a Plan participant at any time by completing an enrollment form and mailing it to:

Regular Mail: Computershare Trust Company, N.A. P.O. Box 43006 Providence, RI 02940-3006	Overnight Mail: Computershare Trust Company, N.A. 150 Royall Street Suite 101 Canton, MA 02021

You may obtain additional enrollment forms by writing to the Plan Administrator or calling 1-800-736-3001. You may also obtain enrollment forms or enroll through the Plan Administrator’s website www.computershare.com/investor. You may also enroll online at www.computershare.com/investor or by phone at 1-800-736-3001.

The Plan Administrator must receive a properly completed enrollment form before a dividend record date in order for those cash dividends to be reinvested under the Plan.

You must make one of the following elections on the enrollment form:

•	Full Dividend Reinvestment: We will automatically reinvest all cash dividends that you receive on shares registered in your name and all shares held in your Plan account.

•

Partial Dividends Paid in Cash: You may choose to have only a part of your total number of shares registered in your name and held in your Plan account enrolled in the Plan, but you must have at least one share enrolled in the Plan. If you elect partial reinvestment, Middlefield will pay you the dividends in cash on the number of shares that you specify on your enrollment form and reinvest the balance of your dividends toward the purchase of more shares.

•

All Dividends Paid in Cash (No Dividend Reinvestment): If you select this option, your dividends will not be reinvested. Instead, you will receive payment by check or automatic deposit (at your option) for all of your cash dividends registered in your name and held in your Plan account.

By enrolling in the Plan, you are appointing the Plan Administrator as agent to reinvest cash dividends on the shares enrolled under the Plan and to purchase additional shares with your optional voluntary cash payments. The Plan Administrator will register your Plan shares in the name of the Plan or its nominee and credit them to your account in the Plan.

Shareholders are not charged a fee for enrollment in the Plan. Withdrawal from the Plan, however, is subject to an administrative fee. See Question No. 28.

6. Is partial participation possible under the Plan? You may elect to have cash dividends on a portion of your shares of Middlefield common stock reinvested, and you will receive the remainder of your cash dividends in cash.

7. May a participant change the number of shares subject to the Plan? Yes. You must maintain at least one share in the Plan. You may change the number of shares enrolled in the Plan at any time by submitting an Internet, telephonic or written request to the Plan Administrator. The change will be effective with the first dividend payment date after the Plan Administrator receives your request, provided that the notice of change is received before a dividend record date. If you are adding shares to the Plan, the Plan Administrator will not charge you a fee. The Plan Administrator will continue to reinvest dividends on any shares remaining in your account.

Joining the Plan

8. When may an eligible shareholder join the Plan? You may join the Plan at any time. If the Plan Administrator receives your enrollment on or before the record date for a dividend payment, reinvestment of dividends on the number of shares participating in the Plan will begin with that dividend payment date. If the Plan Administrator receives your enrollment after the record date for a dividend payment, reinvestment of dividends will begin with the dividend payment date after the next record date. All optional cash payments will be invested in the manner described in Questions 10 and 13 after the Plan Administrator receives your enrollment and the optional cash payment.

Dividend record dates for Middlefield common stock and the related payment dates are generally on or about the following dates –

Approximate Record Date	Approximate Payment Date
March 4	March 15
June 4	June 15
September 4	September 15
December 4	December 15

The Plan does not represent a change in Middlefield’s dividend policy, nor does it represent a guarantee of future dividends. Future dividends will continue to be determined by the board of directors based upon Middlefield’s earnings, financial condition, and other factors.

Investment Date

9. What is the Investment Date? For dividends reinvested under the Plan, “Investment Date” means the date on which dividends are paid. For an optional cash payment, “Investment Date” means the first business day of the month immediately after the month in which the optional cash payment is received by the Plan Administrator.

Purchases of Common Stock Under the Plan

10. What is the source of Middlefield common stock purchased under the Plan? In Middlefield’s discretion, Middlefield common stock purchased under the Plan with reinvested dividends or optional cash payments may be purchased directly from Middlefield, or on the open market, or otherwise from sources other than Middlefield. The Plan Administrator will use dividends and optional cash payments to acquire shares from Middlefield if available for the account of participants. If Middlefield is not then making shares available for purchase under the Plan, the shares of Middlefield common stock may instead be purchased in the open market or in negotiated transactions. In its sole discretion, Middlefield reserves the right to cease making shares available for purchases under the Plan and to resume making shares available at any time.

11. What will be the price of common stock purchased under the Plan? For shares purchased from Middlefield directly, the purchase price per share will be the average closing price over the three trading days immediately preceding the date of purchase. For shares purchased on the open market or from sources other than Middlefield, the purchase price will be the weighted average of the prices paid for the common stock shares in all such purchases.

12. When will purchases be made? Purchases of stock directly from Middlefield will be made on the applicable Investment Date or as soon thereafter as is practicable. Purchases of common stock from sources other than Middlefield will begin as of the applicable Investment Date, continuing over the period determined appropriate under the circumstances by the Plan Administrator, but concluding in all events within 30 days after the applicable Investment Date. SEC rules could force Middlefield to change these anticipated investment dates or to temporarily suspend or defer purchase of shares.

13. Will interest be paid on funds pending investment or reinvestment? No. Interest will not be paid on dividends or optional cash payments held pending investment.

14. How many shares of common stock will be purchased for a participant? The number of shares of common stock that are purchased depends on the amount of your reinvested dividend, the amount of your optional cash payments, and the purchase price of the common stock at the time. Your Plan account will be credited with that number of shares of common stock – including fractions computed to six decimal places – equal to your total amount to be invested divided by the purchase price per common share.

15. What will Middlefield do with the proceeds raised through the Plan with reinvested dividends and optional cash payments? If the additional shares of common stock are purchased directly from Middlefield, Middlefield will use the additional funds for general corporate purposes. See “USE OF PROCEEDS.”

Voluntary Cash Purchases

16. Who is eligible to make voluntary cash purchases? All shareholders who elect to have cash dividends reinvested under the Plan also may elect to make voluntary cash purchases of Middlefield common stock within the limits prescribed by the Plan.

17. What are the timing requirements and other limitations on voluntary cash purchases? The Plan Administrator must receive payment for voluntary cash purchases not more than 35 or less than three business days prior to the dividend payment date. Voluntary cash purchases may not be less than $50.00 each or total more than $50,000.00 in any calendar year. Payments for voluntary cash purchases outside of those parameters will be returned without interest. The Company reserves the right, in its sole discretion, to determine whether voluntary cash purchases are made on behalf of an eligible participant.

18. How does the voluntary cash purchase option work? Optional voluntary cash payments may be made by sending a personal check, drawn from a U.S. bank in U.S. currency payable to “Computershare – Middlefield Banc Corp.” The Plan Administrator will not accept cash, traveler’s checks, money orders or third-party checks.

The Plan Administrator will apply any voluntary cash payments received within the permissible time period to the purchase of shares of common stock on the next applicable investment date. The price is determined in accordance with provisions of the Plan. The Plan Administrator may wait up to three business days after receipt of the check or electronic funds transfer to ensure that it receives good funds and will then seek to purchase shares from voluntary cash payments promptly on the applicable investment date. A participant may obtain the return of any voluntary cash payment if the Plan Administrator receives the request for return two business days prior to the Investment Date. We do not pay interest on voluntary cash payments.

In addition to making optional voluntary cash payments by check, you may make automatic monthly investments to purchase additional shares.

If you wish to begin making automatic monthly recurring investments, you may visit www.computershare.com/investor to authorize automatic monthly cash payment from your bank account. The Plan Administrator will process your enrollment as promptly as practicable. You can also enroll by completing a Direct Debit Authorization form and returning it to the Plan Administrator. You should, however, allow four to six weeks for the first cash payment to be initiated using this automatic deduction feature.

Once you begin making automatic monthly cash payments, the Plan Administrator will draw funds from your designated account monthly on the 25th of each month or the next business day if the 25th is not a business day and will purchase shares beginning on the next investment date. You may change the amount of your automatic monthly cash payments online at www.computershare.com/investor. You may discontinue automatic monthly cash payments online at www.computershare.com/investor or by notifying the Plan Administrator in writing.

You may also make a one-time online cash payment from your bank account to purchase shares through www.computershare.com/investor.

If any check, draft or electronic funds transfer you may tender or order as payment to the Plan Administrator for optional voluntary cash purchases of our common stock is dishonored, refused or returned, you agree that the purchased shares when credited to your account may be sold, on the Plan Administrator’s order without your consent or approval, to satisfy the amount owing on the purchase. The “amount owing” will include the purchase price paid, any purchase and sale transaction fees, any brokerage commissions and the Plan Administrator’s returned check or failed electronic payment fee (currently $35 but subject to change). If the sale proceeds of purchased shares are insufficient to satisfy the amount owing, you authorize the Plan Administrator to sell additional shares then credited to your account as necessary to cover the amount owing, without further consent or authorization from you. The Plan Administrator may sell shares to cover an amount owing as a result of your order in any manner consistent with applicable securities laws. Any sale for that purpose in a national securities market would be commercially reasonable. You grant the Plan Administrator a security interest in all shares credited to your account including securities subsequently acquired and held or tendered for deposit, for purposes of securing any amount owing as described in this paragraph.

Voluntary Cash Payments Through Payroll Deductions

19. How can I participate through payroll deductions if I am an employee of Middlefield or any of its subsidiaries?

If you are one of our employees (including employees of our subsidiaries or affiliates) and a holder of record of our common stock, you may also participate through payroll deductions by completing the Payroll Deduction Authorization Form (available from the Human Resources Department), which authorizes us, or our subsidiary or affiliate, to deduct any amount you specify from your paycheck. Computershare will invest the accumulated payroll deductions in common stock on each investment date, as described in Question 9 above. If you make optional cash payments in any calendar year which, in addition to the payroll deductions during such calendar year, exceed $50,000, Computershare will return to you the excess received over $50,000.

To begin payroll deductions, we, or our subsidiary or affiliate, must receive the Payroll Deduction Authorization Form two weeks before the first day of the month in which you wish the deductions to begin. You may change the amount of your deductions at any time by submitting a new Payroll Deduction Authorization Form or other appropriate form, which you may obtain from us, or our subsidiary or affiliate, two weeks before the first day of the month in which you wish to have the amount changed. All deductions made not later than the last day of the last full payroll period ending in the month prior to an investment date, as set forth in Question 8 above, will be invested as of such investment date. We, or our subsidiary or affiliate, or Computershare will hold all deductions made after the last day of the last full payroll period ending in the month before an investment date and invest the funds on the next succeeding investment date. Neither we, our subsidiary or affiliate, nor Computershare will pay interest on any payroll deductions.

Expenses

20. What fees and charges will I have to pay in connection with purchases or other services under the Plan?

Middlefield will bear the cost of all fees on purchases under the Plan.

Each sale will entail a transaction fee of $25.00 and a processing fee of $0.12 per share sold, which will be deducted from the sale proceeds. (See Question 30)

All processing fees include any brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee.

All sales requests processed over the telephone by a customer service representative entail an additional fee of $15.00. (See Question 30)

An insufficient funds fee of $35.00 will be charged for any returned check or failed electronic payment. (See Question 18)

Fees are subject to change

Federal Income Tax Consequences

21. What are the Federal income tax consequences of participation in the Plan? The following is a very brief summary of the current Federal income tax consequences of participation in the Plan. The information in this summary is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” U.S. Department of Treasury regulations issued under the Code, current administrative interpretations and practices of the Internal Revenue Service, and court decisions, all as of the date of this prospectus. Future legislation, U.S. Department of Treasury regulations, administrative interpretations, and court decisions could significantly change the current law or adversely affect existing interpretations of current law. Any change could apply retroactively to transactions preceding the date of the change. This summary is for general information purposes only and does not constitute tax advice. This summary also does not treat state, local, or foreign income or other tax laws or the tax consequences for types of persons subject to special treatment under the Federal tax laws (for example, partnerships or tax-exempt organizations) or participants residing outside of the United States.

In general, a shareholder who participates in the Plan will have the same Federal income tax consequences for cash dividends payable on common stock in a Plan account as if he or she were not a participant in the Plan. In the case of a cash dividend, you will be treated for Federal income tax purposes as having received on the dividend payment date a dividend equal to the full amount of the dividend payable on all of your stock, including shares registered in your name and shares credited to your Plan account. This is true even if you do not actually receive the cash dividends, but rather have them applied to the purchase of additional shares of common stock under the Plan.

Commissions and brokerage fees paid by Middlefield for purchases on the open market or from sources other than Middlefield will be taxable income to you in an amount equal to your pro rata share of the commissions and fees. Your pro rata share of commissions and fees will be reported as ordinary dividend income for the calendar year. The holding period of shares purchased with reinvested dividends or with optional cash payments will begin on the date after the date on which the shares are purchased and credited to your Plan account, regardless of the source of purchase. The tax basis of shares will be the cost of the shares, plus the pro rata share of any commissions and fees.

You will not realize any Federal taxable income when you receive certificates for whole shares of common stock credited to your Plan account, either when you withdraw some or all of the shares credited to your Plan account or when you terminate your participation in the Plan. However, if you receive a cash payment for a fractional share of common stock credited to your Plan account when you withdraw shares from the Plan or when you terminate your participation in the Plan, you will realize a gain or loss for the fractional share. A gain or loss also will be realized by a participant when whole shares of common stock are sold by the participant after withdrawal of the shares from the Plan account or after termination of the participant’s participation in the Plan. The amount of the gain or loss will be the difference between the amount the participant receives for full or fractional shares of common stock and the tax basis of the shares. The gain or loss will be a capital gain or loss if the shares constitute capital assets in the hands of the participant.

Each statement of account under the Plan will show the price per share to the participant of shares purchased with reinvested dividends or with optional cash investments. The statement of account will also show the date on which shares purchased under the Plan were credited to the participant’s account.

Information forms (Forms 1099-DIV) will be mailed to Plan participants each year, setting forth the taxable dividends reportable for Federal income tax purposes. These dividends must be reported on your Federal income tax return. Reinvested dividends are not subject to U.S. backup withholding unless (x) a participant fails to give the participant’s social security or tax identification number to us, (y) the IRS notifies us that the participant is subject to tax withholding, or (z) the participant fails to certify, under penalties of perjury, that the participant is not subject to backup withholding, if the certification is required. If a participant is a shareholder whose dividends are subject to tax withholding, we will apply toward the purchase of shares under the Plan an amount equal to the dividends being reinvested less the amount of tax required to be withheld. The participant’s statement of account under the Plan will indicate the amount of tax withheld.

Participants should consult their own tax advisors to determine the particular Federal, state, local, and foreign tax consequences that may result from their participation in the Plan and the subsequent sale or other disposition of common stock under the Plan. Participants’ tax consequences may vary from jurisdiction to jurisdiction.

Reports to Participants

22. What kind of reports will be sent to participants? You will receive a quarterly statement of account. The statements are a record of the date and cost of purchase. You should retain your account statements for income tax purposes. You will also receive reports, proxy statements, and other communications sent to holders of Middlefield common stock generally. Lastly, after the final purchase in each calendar year you will receive Internal Revenue Service information on Form 1099 for reporting dividend income received during the year.

Dividends on Fractions of Shares

23. Will participants be credited with dividends on fractions of shares? Yes. Dividends on fractional and whole shares will be reinvested.

Certificates for Shares

24. Will certificates be issued for shares of common stock purchased? No. Shares of common stock credited to your Plan account will be held in the name of the Plan Administrator or its nominee. The number of shares credited to your account under the Plan will be shown on your statement of account. This service protects against loss, theft, or destruction of certificates.

You may obtain a certificate for any number of whole shares of common stock held in your Plan account by making an Internet, telephonic or written request to the Plan Administrator. The Plan Administrator will send your certificate normally within 3 business days after receiving your request. Any remaining whole shares and fractional shares will continue to be held in your account. Issuance of certificates may be subject to an additional fee. Please contact the Plan Administrator to determine if there is a certificate issuance fee.

Shares of common stock credited to your account under the Plan may not be pledged or assigned. Any attempted pledge or assignment is void. If you wish to pledge or assign any shares credited to your Plan account, you must first withdraw the shares from the Plan account.

Certificates for fractions of shares will not be issued under any circumstances.

25. In whose name will certificates be registered when issued to participants? The Plan Administrator will maintain your account under the Plan in the name in which the certificates or book-entry shares were registered at the time you entered the Plan. Consequently, certificates or transaction advices for whole shares also will be issued in that name when they are issued to you.

26. May common stock I hold in certificate form be deposited in the Plan account? Yes. You may take advantage of the Plan’s safekeeping services. Common stock certificates registered in your name may be delivered to the Plan Administrator for deposit to your Plan account. This procedure allows you to avoid the necessity of safekeeping certificates. The Plan Administrator will cancel certificates delivered for safekeeping. Upon a request for a certificate, the Plan Administrator will issue a new certificate in the name of the participant. You should contact the Plan Administrator for the proper procedure to deposit certificates The number of shares enrolled in the Plan will not change unless you change the number of shares enrolled in the Plan as instructed in question 7. above.

Certificated and uncertificated shares of common stock will be accepted for deposit to your account as long as you are currently a participant in the Plan.

A participant desiring to deposit certificates into the Plan should mail them by certified or registered mail to the Plan Administrator with written instruction requesting that they be deposited in your Plan account. Do not endorse the certificates or complete the assignment section on the back of the certificates. Shareholders should insure the certificates for at least 3% (minimum $50) of the current market value when mailing the certificates. This is the amount that is usually charged for surety protection should the certificates become lost in the mail.

27. May I deposit my shares for safekeeping and continue to receive my dividends in cash? Yes. Any shares deposited for safekeeping will not change the number of shares enrolled in the Plan unless you inform the Plan Administrator of your desire to do so as shown in question 7. above.

Withdrawal of Common Stock in Plan Account

28. How may common stock be withdrawn from the Plan account? Certificates representing shares credited to your Plan account may be withdrawn by notifying the Plan Administrator in a writing that specifies the number of shares to be withdrawn or initiated online through the Plan Administrator’s website at www.computershare.com/investor. To initiate withdrawals online, you must log in to your account (see Question 5). Once logged in, your request may be executed through the website’s Investor Center portal. Certificates for whole shares of common stock withdrawn will be issued to and registered in your name. Cash will be paid in lieu of fractional shares. The Plan Administrator will charge a fee to a participant who withdraws all shares from his or her Plan Account. The fee is $15.00 as of the date of this prospectus and is subject to change in the sole discretion of the Plan Administrator. There may be an additional fee for certificate issuance.

29. Will dividends on common stock withdrawn from the Plan account continue to be reinvested? If you elected “Full Dividend Reinvestment,” cash dividends paid on shares withdrawn from your Plan account will continue to be reinvested. However, if cash dividends on only a portion of the shares registered in your name are being reinvested, the Plan Administrator will continue to pay cash dividends solely on the shares you specified on the enrollment form, unless you deliver a new enrollment form specifying a different number of shares.

30. May I request that shares held in my Plan account be sold? You may sell some or all of your shares held in your Plan account, even if you are not withdrawing from this Plan. You may sell your shares either through your broker or through the Plan Administrator. If you elect to sell through a broker that you have selected, you must first request the Plan Administrator to move your shares to the Direct Registration System (“DRS”) and then have your broker request the Plan Administrator to electronically transfer the number of whole shares you want to sell through the DRS Profile System. Alternatively, you may request the Plan Administrator to send you a certificate representing the number of shares you want to sell through your broker. Issuance of a stock certificate may be subject to a transaction fee. The Plan Administrator will generally move your shares to DRS or issue certificates for your shares approximately three business days after your request is received.

Alternatively, you may send the Plan Administrator a request to sell some or all of the shares held in your Plan account. You have the following choices when making a sale:

•

Market Order: A market order is a request to sell shares promptly at the then current market price. You may request a market order sale only online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-736-3001. All sale requests made in writing will be submitted as batch order sales and processed as described below. Market order sale requests received online or by telephone will be placed promptly upon receipt during normal market hours (9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next trading day. The price will be the market price for shares obtained by the Plan Administrator’s broker or dealer, less a service fee (currently $25.00 but subject to change) and a processing fee of $0.12 per share sold (subject to change). The Plan Administrator will use commercially reasonable efforts to honor requests by participants to cancel market orders placed outside of market hours. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the Plan Administrator directly at 1-800-736-3001. If your market order sale was not filled and you still want the shares to be sold, you will need to re-enter the sale request.

•

Batch Order: A batch order is an accumulation of all sale requests by any security holder for a security submitted together as a collective request. Batch orders are submitted on each trading day, to the extent that there are sale requests. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. You may request a batch order by calling the Plan Administrator directly at 1-800-736-3001 or by writing to the Plan Administrator. All sales requests received in writing will be submitted as batch order sales. The Plan Administrator will cause your shares to be sold in the open market within five business days of its receipt of your request. In every case of a batch order sale, the price to each selling Plan participant will be the weighted average sale price obtained by the Plan Administrator’s broker or dealer for each aggregate order placed by the Plan Administrator and executed by the broker or dealer, less a service fee of $25.00 and a processing fee of $0.12 per share sold (fees subject to change).

•

Day Limit Order: A day limit order is an order to sell shares of common stock when and if they reach a specific trading price on a specific trading day. The order is automatically cancelled if the price is not met by the end of that trading day (or, for orders placed during aftermarket hours, the next trading day the market is open). Depending on the number of shares of common stock being sold and the current trading volume in the shares, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable broker or dealer, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker or dealer has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-736-3001. There is a service fee (currently $25.00 but subject to change) and a processing fee of $0.12 per share (subject to change) sold for each Day Limit Order sale.

•

Good-Til-Cancelled (“GTC”) Limit Order: A GTC limit order is an order to sell shares of common stock when and if the shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and over more than one trading day. If shares are traded for more than one day during which the market is open, a separate service fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker or dealer has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-736-3001. There is a service fee (currently $25.00 but subject to change) and a processing fee of $0.12 per share sold (subject to change) for each GTC Limit Order sale.

All sales requests processed over the telephone by a customer service representative entail an additional fee (currently $15.00 but subject to change). All per share fees include any brokerage commissions the Plan Administrator is required to pay. Fees are deducted from the proceeds derived from the sale. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. The Plan Administrator may, under certain circumstances, require a transaction request to be submitted in writing. Please contact the Plan Administrator to determine if there are any limitations applicable to your particular sale request. Proceeds are normally paid by check, which are distributed within 24 hours after your sale transaction has settled.

The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. Instructions sent to the Plan Administrator to sell shares are binding and may not be rescinded. In addition, no one will have any authority or power to direct the time or price at which shares for the Plan are sold, and no one, other than the Plan Administrator, will select the broker(s) or dealer(s) through or from whom sales are to be made.

If you elect to sell shares online at www.computershare.com/investor, you may utilize the Plan Administrator’s international currency exchange service to convert your sale proceeds to your local currency prior to being sent to you. Receiving your sales proceeds in a local currency and having your check drawn on a local bank avoids the time consuming and costly “collection” process required for cashing U.S. dollar checks. This service is subject to additional terms and conditions and fees, which you must agree to online.

Termination

31. How would a participant terminate participation under the Plan? The Plan is entirely voluntary and you may terminate your Plan account at any time by providing Internet, telephone or written notice instructing the Plan Administrator to terminate the account.

32. When may a participant terminate his or her Plan account? You may terminate your participation in the Plan at any time. If your request to terminate is received by the Plan Administrator near a dividend record date, the Plan Administrator, in its sole discretion, may either distribute such dividends in cash or reinvest them in shares on behalf of the withdrawing participant. If such dividends are reinvested, the Plan Administrator will process the termination as soon as practicable, but in no event later than five business days after the reinvestment is completed. Upon termination any uninvested optional cash payments will be returned promptly to the Participant. All subsequent dividends will be paid to you in cash unless you re-enroll in the Plan. Middlefield reserves the right, in its sole discretion, to terminate the Plan or any participant’s account at any time.

33. May a participant re-enroll in the Plan after having previously withdrawn from the Plan? Yes. Generally, you may elect to re-enroll in the Plan at any time simply by following the same procedures described in the answer to Question 5. However, Middlefield reserves the right to reject any enrollment form from a previous participant on grounds of excessive enrollment and termination of participation in the Plan. Middlefield desires to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term shareholder investment service.

34. May a participant request that shares held in his or her account be sold upon termination of participation? Yes. If you terminate your participation in the Plan, the Plan Administrator can arrange for sale of the shares if you so request according to the procedure specified above.

Other Information

35. What happens when a participant sells or transfers shares registered in his or her name? If you sell or transfer all shares of Middlefield common stock registered in your name, that will be deemed to constitute termination of your participation in the Plan. Whole shares remaining in your account will be moved to a DRS book-entry account with the Plan Administrator, and cash will be paid in lieu of any fractional shares held in your Plan account, less any service fees. It will be your responsibility to transfer the shares to the new owner if you are transferring shares. If you sell a portion of your shares, Middlefield will continue to pay cash dividends solely on the portion of the shares of common stock that is credited to your Plan account and not sold as previously instructed.

36. What happens if Middlefield issues a stock dividend or declares a stock split? If Middlefield declares a stock dividend or stock split, all shares will be added to the participant account in book entry form. You will receive a statement reflecting the stock dividend or stock split. All transactions may either be curtailed or suspended until the completion of any stock dividend, stock split, or corporate action.

37. How will common stock credited to a participant’s Plan account be voted at shareholders’ meetings? For each meeting of shareholders, a participant will receive proxy material enabling the participant to vote shares registered in his or her name and shares credited to his or her Plan account. If you choose to do so, you may vote your shares of common stock in person at shareholders’ meetings.

38. What are Middlefield’s responsibilities under the Plan? Middlefield and the Plan Administrator shall have no responsibility beyond the exercise of ordinary care for any action taken or omitted under the Plan, nor shall they have any duties, responsibilities, or liabilities except as expressly set forth in the Plan. Middlefield and the Plan Administrator will not be liable under the Plan for any act done in good faith or for any good faith omission to act with regard to purchases and sales, including without limitation any claim of liability (1) arising out of failure to terminate a participant’s Plan account upon the participant’s death or incompetence before Middlefield or the Plan Administrator receives written notice of the participant’s death or incompetence, (2) with respect to the prices at which shares are purchased or sold for a participant’s account, (3) with respect to the times when such purchases or sales are made, or (4) with respect to any fluctuation in market value of Middlefield’s common stock.

The participant should recognize that Middlefield and the Plan Administrator cannot assure the participant a profit or protect the participant against a loss on the shares of common stock purchased under the Plan.

39. May the Plan be changed or discontinued? Yes. Middlefield may amend, suspend, modify, or terminate the Plan at any time, including the period between a dividend record date and a dividend payment date. Notice of any such amendment, suspension, modification, or termination will be sent to all participants. Any such amendment shall conclusively be deemed to be accepted by a participant unless – before the effective date of any such amendment as set forth in the notice – Middlefield receives written notice of termination of the participant’s account. If the Plan terminates, any uninvested optional cash payments will be returned, whole shares will be moved to a DRS book-entry account with the Plan Administrator, or at our discretion certificates for whole common shares credited to a participant’s account under the Plan will be issued, and a cash payment will be made for any fraction of a share of common stock credited to a participant’s account.

40. Where will notices to a participant be sent? All notices to a participant will be addressed to the participant at the last address of record with the Plan Administrator. If your address changes, please notify the Plan Administrator in writing at the address set forth in Question 3.

41. What is sufficient notice to a participant? Any written notice or certificate required to be given to you under the Plan will be deemed to have been sufficiently given for all purposes once deposited, postage prepaid, in a post office letter box addressed to you at your address as it appears on the Plan Administrator’s records.

42. What law governs the Plan? The terms and conditions of the Plan and Plan operations are governed by and construed in accordance with the laws of the State of Ohio and the rules and regulations of the SEC, as they may be amended from time to time.

43. Who interprets the Plan? Middlefield reserves the sole right to interpret the Plan as may be necessary or desirable.

44. What if the Plan Administrator cannot make market purchases? If Middlefield decides not to make shares available for purchase under the Plan, and if applicable law or the closing of securities markets requires the temporary curtailment or suspension of market purchases of common stock under the Plan, neither Middlefield nor the Plan Administrator will be accountable for its inability to make purchases at such times. If common stock is not available for purchase for a period exceeding 90 days, the Plan Administrator will promptly mail to the participant a check payable to the order of the participant in the amount of any funds not applied in the participant’s account, without interest.

USE OF PROCEEDS

We have no basis for estimating precisely the number of shares of common stock that ultimately may be sold under the Plan, the extent to which shares will be purchased directly from Middlefield rather than in the open market, or the prices at which shares will be sold. The net proceeds from any purchases of common stock directly from Middlefield under the Plan will provide funds that we would use for general corporate purposes. Shares purchased in market transactions will provide no proceeds to Middlefield.

INDEMNIFICATION

Middlefield’s regulations authorize indemnification of officers and directors, including indemnification for liabilities arising under the Securities Act of 1933. The indemnification rights set forth in the regulations and the Ohio General Corporation Law are not exclusive of any other indemnification rights to which a director or officer may be entitled under an indemnification agreement or board resolution. Under the terms of Middlefield’s directors’ and officers’ liability insurance policy, Middlefield’s directors and officers are insured against certain liabilities, including liabilities arising under the Securities Act of 1933. Lastly, Middlefield has entered into indemnification agreements with directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling Middlefield, Middlefield has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

LEGAL OPINION

The validity of the common stock offered hereby has been passed upon for Middlefield by Grady & Associates, 20220 Center Ridge Road, Suite 300, Rocky River, Ohio 44116-3501.

EXPERTS

The consolidated financial statements of Middlefield Banc Corp. appearing or incorporated by reference in the Annual Report of Middlefield Banc Corp. on Form 10-K have been audited by S.R. Snodgrass, P.C., independent certified public accountants, as set forth in their report thereon included therein, and are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Middlefield Banc Corp. is subject to the informational requirements of the Securities Exchange Act of 1934. In accordance with the Securities Exchange Act of 1934, Middlefield Banc Corp. files reports, proxy statements, and other information with the SEC. The SEC maintains an internet website that contains reports, proxy statements, information statements, and other information regarding issuers that, like Middlefield Banc Corp., file electronically with the SEC. The address of that site is http://www.sec.gov.

Middlefield Banc Corp. has filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 relating to the offer and sale of shares under the Dividend Reinvestment Plan. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the registration statement for further information.

Our internet address is www.middlefieldbank.bank. Through our website we make available free of charge the reports and documents that we file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy statements. The information on our internet website is not incorporated by reference in this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the SEC by Middlefield Banc Corp. are incorporated in this prospectus by reference as of their respective dates –

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024

(b)

Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024, the quarter ended June 30, 2024, filed with the SEC on August 13, 2024, and the quarter ended September 30, 2024 filed with the SEC on November 13, 2024

(c)

Our Current Reports on Form 8-K filed with the SEC on January 26, 2024, January  31, 2024, February  13, 2024, March  8, 2024, March  13, 2024, March  28, 2024, April  30, 2024, May  14, 2024, May  20, 2024, June  5, 2024, June  10, 2024, June  13, 2024, July  11, 2024, July  12, 2024, July  18, 2024, July  29, 2024, August  12, 2024, August  13, 2024, September  4, 2024, October  17, 2024, November  18, 2024, and November 22, 2024.

(d)

the description of our capital stock included under the caption “Description of Securities” in our Form 10 Registration Statement filed on April 17, 2001, as amended by Amendment No.  1 filed on June 14, 2001

(e)	all documents filed after the date of this prospectus and prior to termination of the offering hereunder pursuant to sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request and at no charge, Middlefield Banc Corp. will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the documents identified in “Incorporation of Documents by Reference,” other than exhibits to the documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to:

Middlefield Banc Corp.

15985 East High Street, P.O. Box 35

Middlefield, Ohio 44062

Attention: Mr. Thomas M. Wilson

(440) 632-1666

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses for the issuance and distribution of the shares of common stock being offered hereby are as follows –

SEC Registration Fee*	$1,375.00
Printing and mailing expenses (estimated)	1,000.00
Accounting fees and expenses (estimated)	2,750.00
Legal fees and expenses (estimated)	8,000.00
Miscellaneous expenses	1,000.00

Total	$14,125.00

*	No additional securities are being reported. Registration fees were paid with the original filing of the registration statement on August 23, 2012. No additional registration fees are required.

Item 15. Indemnification of Directors and Officers.

(a) Ohio General Corporation Law

Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

(E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and within ten days after receipt of that notification, the person shall have the right to petition the court of common pleas or the court in which the action or suit was brought to review the reasonableness of that determination.

(5) (a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:

(i) Repay that amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay that amount, if it ultimately is determined that the person is not entitled to be indemnified by the corporation.

(6) The indemnification or advancement of expenses authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification or advancement of expenses, under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. A right to indemnification or to advancement of expenses arising under a provision of the articles or the regulations shall not be eliminated or impaired by an amendment to that provision after the occurrence of the act or omission that becomes the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which the indemnification or advancement of expenses is sought, unless the provision in effect at the time of that act or omission explicitly authorizes that elimination or impairment after the act or omission has occurred.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against that liability under this section. Insurance may be purchased from, or maintained with, a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6) or (7).

(9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as the person would if the person had served the new or surviving corporation in the same capacity.

(b) Articles of Incorporation and Regulations of Middlefield Banc Corp.

Middlefield Banc Corp.’s regulations contain the following provision having to do with indemnification of directors and officers:

ARTICLE VIII

INDEMNIFICATION AND INSURANCE

“SECTION 1 – INDEMNIFICATION. The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and including, without limitation, any action, suit or proceeding by or in the right of the Corporation or otherwise), by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney’s fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

SECTION 2 – INSURANCE. To the full extent then permitted by law and authorized by the Board of Directors, the Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 1 of this article against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, regardless of whether the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

SECTION 3 – AGREEMENTS. Upon approval by the Board of Directors, the Corporation may enter into agreements with any persons whom the Corporation may indemnify under these Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, regardless of whether the Corporation would have the power under law or these Regulations to indemnify any such person.

(c) Indemnification under private indemnification agreements

Directors and executive officers of Middlefield Banc Corp. entered into indemnification agreements with Middlefield Banc Corp. The indemnification agreements allow the directors and officers to select the most favorable indemnification rights provided under (1) Middlefield Banc Corp.’s articles of incorporation and regulations in effect on the date of the indemnification agreement or on the date expenses are incurred, (2) state law in effect on the date of the indemnification agreement or on the date expenses are incurred, (3) any liability insurance policy in effect when a claim is made or on the date expenses are incurred, and (4) any other indemnification arrangement otherwise available. The agreements cover all fees, expenses, judgments, fines, penalties, and settlement amounts paid in any matter relating to the director’s or officer’s role as Middlefield Banc Corp.’s director, officer, employee, agent or when serving as Middlefield Banc Corp.’s representative with another entity. Each indemnification agreement provides for the prompt advancement of all expenses incurred, subject to the obligation to repay those advances if the director or officer is later determined to be not entitled to indemnification. A form of the indemnification agreement is included as Exhibit 99.1 to the Form 10 Registration Statement, Amendment No. 1, filed by Middlefield Banc Corp. on June 14, 2001 and is incorporated herein by this reference.

(d) Insurance

Middlefield Banc Corp. maintains directors’ and officers’ insurance coverage for its officers and directors.

Item 16. Exhibits

Exhibit Number	Description	Location

4.1	Instruments defining the rights of security holders: Articles of Incorporation	incorporated by reference to Exhibit 3.1 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2005, filed on March 29, 2006

4.2	Instruments defining the rights of security holders: Code of Regulations	Incorporated by reference to Exhibit 3.2 of Middlefield Banc Corp.’s Form 8-K Current Report filed on December 1, 2022

5	Opinion regarding legality	filed herewith

23.1	Consent of counsel	included in Exhibit 5

23.2	Consent of independent auditor	filed herewith

24	Power of Attorney	included on signature page of this registration statement on Form S-3

99.1	Enrollment Form	filed herewith

99.2	Letter to Stockholders	filed herewith

99.3	Payroll Deduction Form	filed herewith

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Middlefield, State of Ohio, on November 26, 2024.

MIDDLEFIELD BANC CORP.
(Registrant)

By:	/s/ Ronald L. Zimmerly, Jr.
Ronald L. Zimmerly, Jr.
President & Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. By signing below, each of the undersigned directors and officers of Middlefield Banc Corp. hereby authorizes and appoints Ronald L. Zimmerly, Jr. President and Chief Executive Officer, as his or her agent and attorney-in-fact, each with full power to act without the other, for the purpose of making any changes or amendments necessary or desirable to this Registration Statement and to any documents ancillary thereto, with the same powers and to the same effect as we may do if personally present, hereby ratifying and approving the acts of said attorneys and each of them:

/s/ Ronald L. Zimmerly, Jr.	November 26, 2024
Ronald L. Zimmerly
Chief Executive Officer, President and Director
(Principal Executive Officer)

/s/ Michael C. Ranttila	November 26, 2024
Michael C. Ranttila
Executive Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Thomas W. Bevan	November 26, 2024
Thomas W. Bevan, Director

/s/ Spencer T. Cohn	November 26, 2024
Spencer T. Cohn, Director

/s/ Kevin A. DiGeronimo	November 26, 2024
Kevin A. DiGeronimo, Director

/s/ Kenneth E. Jones	November 26, 2024
Kenneth E. Jones, Director

/s/ Darryl E. Mast	November 26, 2024
Darryl E. Mast, Director

/s/ James J. McCaskey	November 26, 2024
James J. McCaskey, Director

/s/ Jennifer L. Moeller	November 26, 2024
Jennifer L. Moeller, Director

/s/ William J. Skidmore	November 26, 2024
William J. Skidmore, Director

/s/ Carolyn J. Turk	November 26, 2024
Carolyn J. Turk, Director

/s/ Michael C. Voinovich	November 26, 2024
Michael C. Voinovich, Director

/s/ Mark R. Watkins	November 26, 2024
Mark R. Watkins, Director